EXHIBIT 99.1

Oakley Provides Strategic Initiatives and 2006 Guidance

Company Today Separately Announced Preliminary 2005 Financial Results

 Conference Call -- 11:00 a.m. EST, Thursday, February 9, 2006 --
 A simultaneous Web cast for interested investors can be heard at
 Oakley's corporate Web site: http://investor.oakley.com and will remain available through February 9, 2007. A telephonic replay of the call will be available from 2:00 p.m. EST, Thursday,
 February 9, through midnight February 16, 2006, and can be accessed from the United States and Canada at 866/266-2081 and from
 international locations at 703/925-2533; pass code: 845927.

FOOTHILL RANCH, Calif., Feb. 9, 2006 (PRIMEZONE) -- Oakley, Inc. (NYSE:OO) today announced several strategic initiatives it believes will position the company for sustainable revenue growth, improved long-term earnings growth and return on investment. Within the context of those strategic initiatives, the company also provided sales and earnings guidance for 2006 and a preliminary perspective for 2007.

"Oakley's sales have nearly tripled from $232 million in 1998 to a record $648.1 million in 2005," said Scott Olivet, chief executive officer, Oakley, Inc. "However, our earnings and return on investment have not kept pace. As a starting point, we will articulate a preliminary multi-year financial model and embark in 2006 on a set of strategies to realign and refocus our businesses to position us for profitable growth."

Olivet continued, "Oakley has two primary growth platforms: optics, comprised of our sunglasses, goggles, prescription eyewear, electronics and related eyewear accessories, and our branded apparel, footwear and accessories. We believe each of these platforms has substantial growth potential."

"As a result of a four-month review of the Oakley brand and our business, we will concentrate on the following four initiatives as first steps in driving growth and profitability:

 1. Refocus the company on optics;
 2. Realign Oakley's apparel platform;
 3. Exit a significant portion of our footwear business; and,
 4. Increase investments in brand development."

Renewed Focus on Oakley's Optics Business

"Our strength in optics markets is undisputed," said Olivet. "Superior technology and design combined with our formidable operational capability provide the platform to launch new Oakley growth initiatives and forms the basis for our multi-brand strategy."

Oakley Branded Optics

The company's optics strategy will capitalize on Oakley's market leading position in performance sunglasses, goggles, and related accessories. The company plans to align more financial and operational resources to accelerate product innovation and target the company's product offering to directly address the needs of specific consumer segments. For example, in March the company plans to release its first eyewear collection exclusively for women.

Brand development and marketing efforts will emphasize Oakley's superior, patented High Definition Optics(R) (HDO(R)) as well as the company's unique capability in fusing technology and innovative design. Olivet emphasized, "We believe our renewed focus on optics will not only drive growth in this platform but will also help attract new consumer to the brand."

Further development of optics with integrated electronic features will continue to play a vital role in reinforcing Oakley's technological leadership in the optics industry.

The company's prescription eyewear business achieved record sales of nearly $50.0 million in 2005, but has recently experienced a declining growth rate. The company plans to regain momentum in this category by making additional investments to drive consumer and retailer awareness of the availability and benefits of Oakley's patented prescription lens technology, improving customer service in support of optical retailers and increasing penetration in optical channels around the world. The expected growth from these investments will also leverage the company's prior investments in prescription lens finishing labs in the U.S., Ireland and Japan, contributing to long-term improvement in the company's return on invested capital.

Multi-Branding

The company has embarked on a multi-brand strategy in order to leverage its expertise in optics and address consumer and market segments complementary to Oakley's brand position. As a first step along this path, the company acquired Oliver Peoples, Inc. and its global fashion eyewear brand portfolio, which includes Oliver Peoples(R), Mosely Tribes(R) and the Paul Smith(R) eyewear license. These brands augment Oakley's existing portfolio which includes the Fox Racing(R) eyewear license and its continued majority ownership interest in Dragon Optical, Inc.

Realignment of Oakley's Apparel Platform

"Oakley's apparel business has been a successful area of revenue diversification, surpassing $100 million for the first time in 2005," commented Olivet. "However, our internal review, coupled with soft bookings for our spring 2006 product line, revealed certain weaknesses that we believe can be addressed by focusing our efforts in five key areas: line architecture, size and diversity of the line, product flow, account focus, and operational excellence."

The company believes taking these actions will position its apparel business on a profitable growth trajectory and expand its critical role in building the Oakley brand.

Exit from a Significant Portion of the Footwear Business

"Since we launched our footwear business in 1998 it has not achieved the growth or profitability we expected," Olivet noted. "After review of this business, we've decided to withdraw from the lifestyle footwear category and narrow our focus on a few areas of relative strength including boots, sandals and golf shoes."

The company also intends to narrow its distribution and only sell through a small, centralized, key account sales team. Oakley will redeploy its field sales force time and retail space currently dedicated to footwear to support its optics initiatives. In connection with this decision, the company intends to record a restructuring charge in the first half of 2006, discussed below in conjunction with 2006 guidance.

Increase Investment in Brand Development and Demand Creation

Over time, the company intends to increase investments in demand creation, from sports marketing to point-of-purchase tools. The investments will be used to elevate communication around HDO(R) technology, highlight selected products in each of its businesses, create more robust launches of new products and drive retail traffic. A portion of this investment is expected to be funded by reductions in other operating expenses.

Olivet emphasized, "As we find new ways to articulate our superior optics message and increase levels of communication we should see and increasingly positive impact. For this reason, we believe we will see an acceleration of optics growth in 2007 over 2006."

Long-Term Financial Objectives

Outlining the company's long term financial objectives, Olivet said, "We believe it is important to take a multi-year view of our strategies and objectives. Therefore, we will begin to measure our progress against the framework of a long-term financial model. Establishing key financial metrics will provide guidelines for operational decisions as well as criteria for analyzing investment alternatives. The financial objectives we have established regarding revenue, earnings, return on invested capital, and cash flow are important benchmarks in monitoring our progress toward creating sustained shareholder value."

Olivet identified the company's long term financial objectives as follows:

 -- Annual revenue growth of at least 10 percent,
 -- Annual earnings per share and EBITDA growth that exceeds revenue growth,
 -- Annual improvement in the company's return on invested capital
    (ROIC) relative to the company's cost of capital, toward an initial ROIC target of 17%

2006 Guidance

The company expects net sales growth of at least 10 percent in 2006, including Oliver Peoples, with the majority of its 2006 revenue growth to come from its optics category. This sales growth will be impacted by the company's significant exit from a portion of its footwear business and realignment of its apparel business. Given the product development lead times, the company's new strategic initiatives in apparel and accessories should begin to make a much bigger impact to the business in 2007. The company expects that sales of apparel, footwear and accessories will accelerate in 2007 and the realignment within the categories should drive larger profit contributions from those incremental sales.

Excluding the expected 2006 expense of $0.02 per diluted share related to implementation of expensing stock options, the company expects 2006 earnings per diluted share to be flat versus 2005 results. The company's 2006 guidance reflects operating expenses which are higher than 2005 due to the recent filling of several senior executive positions, reductions in staff vacancy rates, and the investments being made in 2006 to refocus on eyewear, build the Oakley brand and realign the apparel business. The company expects an effective tax rate of 34.0 percent in 2006 versus 32.7 percent in 2005, which benefited from a significant tax refund from prior periods.

The company separately noted that it expects to announce a restructuring charge in the first half of 2006 related to a significant exit from its footwear business. This restructuring charge, expected to total between $5.0 million and $8.0 million on a pre-tax basis, is not included in the guidance provided above. This anticipated restructuring charge includes estimates of expenses related to markdowns for channel inventory; expensing of footwear specific tooling, displays and equipment; employee related charges; and the liquidation of impacted inventories.

Commenting on the company's 2006 outlook, Scott Olivet noted, "The investments we are making will contribute to compressed earnings in 2006. However, looking into 2007 we expect revenue growth to continue at a rate in excess of 10 percent from 2006 levels. Similarly, we expect 2007 diluted EPS to reflect compounded growth of at least 10 percent per year from 2005's comparable basis results."

Due to the acquisition of Oliver Peoples, the timing of the investments being made to increase eyewear demand and realign the apparel product category, the company is also providing limited guidance on first quarter 2006 EPS. First quarter 2006 EPS, before any restructuring charges, is expected to be in the range of $0.01 to $0.03, which includes the impact of expensing employee stock options. After the first quarter decline in EPS relative to 2005 results the company expects to have favorable year-over-year EPS comparisons in aggregate over the last three quarters of 2006. Several of the investments being made in 2006, including the apparel realignment and the footwear restructuring, are expected to show results before the end of 2006 and generate greater benefits in 2007.

Revised Segment Reporting

Consistent with the articulation of the company's growth platforms, beginning with the first quarter of 2006, the company will modify its reporting practices to disclose sales within three product segments. The 'optics' segment will include the company's sunglasses, prescription eyewear, goggles, electronics and eyewear related accessories. The 'apparel, footwear and accessories' segment will include the company's apparel, footwear, watches and accessories. The 'other' segment will contain all other sales, including eyewear brands not owned or licensed by the company and sold through the company's specialty retail stores.

About Oakley, Inc.

Oakley: a world brand, driven to ignite the imagination through the fusion of art and science. Building on its legacy of innovative, market-leading, premium sunglasses, the company offers a full array of products including performance apparel and accessories, prescription eyewear, footwear, watches and electronics to consumers in more than 100 countries. Trailing-12-month net sales through December 31, 2005 totaled US $648.1 million. Oakley, Inc. press releases, SEC filings and the company's annual report are available at www.oakley.com.

Safe Harbor Disclaimer

This press release contains certain statements of a forward-looking nature. Such statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including but not limited to growth and strategies, future operating and financial results, financial expectations and current business indicators are based upon current information and expectations and are subject to change based on factors beyond the control of the company. Forward-looking statements typically are identified by the use of terms such as "look," "may," "will," "should," "might," "believe," "plan," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. The accuracy of such statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including but not limited to: the company's successful implementation of its growth initiatives such as multi-branding, exiting from a portion of its footwear business and realignment of the apparel business; risks related to the sale of new product introductions in the company's electronics category; the company's ability to maintain approved vendor status and continue to receive product orders from the U.S. military; the company's ability to integrate and operate acquisitions; the company's ability to manage rapid growth; risks related to the limited visibility of future sunglass orders associated with the company's "at once" production and fulfillment business model; the ability to identify qualified manufacturing partners; the ability to coordinate product development and production processes with those partners; the ability of those manufacturing partners and the company's internal production operations to increase production volumes on raw materials and finished goods in a timely fashion in response to increasing demand and enable the company to achieve timely delivery of finished goods to its retail customers; the ability to provide adequate fixturing to existing and future retail customers to meet anticipated needs and schedules; the dependence on eyewear sales to Luxottica Group S.p.A, which, as a major competitor, could materially alter or terminate its relationship with the company; the company's ability to expand and grow its distribution channels and its own retail operations; unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by retailers; a weakening of economic conditions could continue to reduce demand for products sold by the company and could adversely affect profitability, especially of the company's retail operations; terrorist acts, or the threat thereof, could adversely affect consumer confidence and spending, could interrupt production and distribution of product and raw materials and could, as a result, adversely affect the company's operations and financial performance; the ability of the company to integrate licensing arrangements without adversely affecting operations and the success of such initiatives; the ability to continue to develop and produce innovative new products and introduce them in a timely manner; the acceptance in the marketplace of the company's new products and changes in consumer preferences; reductions in sales of products, either as the result of economic or other conditions, or reduced consumer acceptance of a product, could result in a buildup of inventory; the ability to source raw materials and finished products at favorable prices to the company; the potential impact of periodic power crises on the company's operations including temporary blackouts at the company's facilities; foreign currency exchange rate fluctuations; earthquakes or other natural disasters; the company's ability to identify and successfully execute cost control initiatives; the impact of quotas, tariffs, or safeguards on the importation or exportation of the company's products and other risks outlined in the company's SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2004 and other filings made periodically by the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update this forward-looking information. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

The Oakley Inc. logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1533

CONTACT:  Oakley, Inc.
          Lance Allega
          Director of Investor Relations
          (949) 672-6985
          lallega@oakley.com

          PondelWilkinson
          Ron Parham
          Investor Relations Counsel
          (503) 297-0202
          rparham@pondel.com